UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest reported): July 6, 2006

GLOBALNET CORPORATION
(Exact name of registrant as specified in charter)

Nevada	000-24962	75-2863583
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

2616 South Loop West, Suite 660, Houston, Texas 77054
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (630) 652-1300

Copies to:
Gregory Sichenzia, Esq.
Stephen M. Fleming, Esq.
Sichenzia Ross Friedman Ference LLP
1065 Avenue of the Americas
New York, New York 10018
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On July 6, 2006, the Board of Directors of GlobalNet Corporation (the “Company”) appointed Klaus Scholz as its Chief Operating Officer. Mr. Scholz is currently in negotiation with the Company concerning the terms of his compensation as Chief Operating Officer. Until such terms are finalized, his salary shall be $120,000 per annum.

Mr. Scholz has been employed with Company in various capacities since 1999. From 1999 through 2002, Mr. Scholz was employed as the Chief Operating Officer of iDial Networks, Inc. and from 2001 to 2002 as the President of iDial Financial Services. In 2002, Mr. Scholz was appointed as the VP of Sales and Marketing of iDial Networks, Inc. From 2003 though 2006, Mr. Scholz served as the President and CEO of GlobalNet - International Broadband Services, VP of Business Development and the VP of Sales and Operations. Mr. Scholz is not related to any director, executive officer or persons nominated or chosen by the Company to become directors or executive officers. Mr. Scholz has never entered into a transaction with the Company in which he had, or would have, a material direct or indirect interest.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBALNET CORPORATION

Date: July 11, 2006	By:	/s/Mark T. Wood
Name: Mark T. Wood Title: CEO